                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated July 30, 1998 on Cornerstone Propane Partners, L.P. and our report dated August 4, 1997 on SYN Inc. included in Cornerstone Propane Partners, L.P.'s Form 10-K for the year ended June 30, 1998 and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
October 12, 1998